	Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries		NOTICE OF ALTERATION FORM 11 – BC COMPANY Section 257(4) Business Corporations Act
Telephone: 250 356-8626 Office Hours: 8:30 – 4:30 (Monday – Friday)

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff.  The Regulation under the Business Corporations Act requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Freedom of Information and Protection of Privacy Act (FIPPA)
The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC  V8W 9V3.

A INCORPORATION NUMBER OF COMPANY
BC0598198
B NAME OF COMPANY
TRYX VENTURES CORP.
C ALTERATIONS TO THE NOTICE OF ARTICLES Please indicate what information on the Notice of Articles is to be altered or added:
[x]	Company name	[x]	Date of a Resolution or Court Order (applies to special rights or restrictions only)
[ ]	A translation of company name	[x]	Authorized Share Structure
[x]	Pre-existing Company Provisions
D ALTERATION EFFECTIVE DATE – Choose one of the following:
[x]	The alteration is to take effect at the time that this notice is filed with the registrar.
[ ]			YYYY / MM / DD
The alteration is to take effect at 12:01 a.m. Pacific Time on being a date that is not more than ten days after the date of the filing of this notice.
[ ]			YYYY / MM / DD
The alteration is to take effect at _____ a.m. or p.m. Pacific Time on being a date and time that is not more than ten days after the date of the filing of this notice.
E CHANGE OF COMPANY NAME
The company is to change its name from
to (choose one of the following):
[x]	MGN TECHNOLOGIES, INC.			. This name
	has been reserved for the company under name reservation number:		NR9131107	, or
[ ]	a name created by adding “B.C. Ltd.” after the incorporation number of the company.
F TRANSLATION OF COMPANY NAME Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.
Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

FORM 11/WEB Rev. 2004 / 3 / 10

Changes: Change the following translation(s) of the company name:
PREVIOUS TRANSLATION OF THE COMPANY NAME			NEW TRANSLATION OF THE COMPANY NAME

Deletions: Remove the following translation(s) of the company name:

 G

PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

[x]		The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.
H AUTHORIZED SHARE STRUCTURE
Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.
YYYY / MM / DD
2005 / 11 / 23

Set out the new authorized share structure
	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number.		Kind of shares of this class or series of shares.			Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	THERE IS NO MAXIMUM (✓)	MAXIMUM NUMBER OF SHARES AUTHORIZED	WITHOUT PAR VALUE (✓)	WITH A PAR VALUE OF ($)	Type of currency	YES (✓)	NO (✓)
Common	✓		✓				✓
Class A Preference	✓		✓			✓

I CERTIFIED CORRECT – I have read this form and found it to be correct.
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY		SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE COMPANY				DATE SIGNED YYYY / MM / DD
Alessandra Bordon		✗ /s/ A. Bordon				November 24, 2005

FORM 11/WEB Rev. 2004 / 3 / 10